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                              Arthur Andersen LLP

                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated August 26, 1999. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1999 or performed any audit procedures subsequent to the date of our report.

                                             /s/ Arthur Andersen LLP


Denver, Colorado,
  September 24, 1999.